                 SECURITIES AND EXCHANGE COMMISSION

                       Washington D.C. 20549



                             FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934




Date of Report                                     April 10, 1997
(Date of earliest event reported)





                   KIMBALL INTERNATIONAL, INC.
      (Exact name of registrant as specified in its charter)





                          INDIANA
      (State or other jurisdiction of incorporation)

        0-3279                            35-0514506
(Commission File Number)     (IRS Employee Identification Number)

   1600 Royal Street, Jasper, Indiana               47549-1001
(Address of principal executive offices)            (Zip Code)


Registrants telephone number, including area code: (812) 482-1600


                         Not Applicable
(Former name or former address, if changed since last report)



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ITEM 5.  Other Events

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

Any written or verbal communication by Kimball ("Company") may contain certain "forward-looking" statements. These are statements made by management, using their best business judgement based upon facts known at the time of the statements or reasonable estimates, about future results, events and the like. They should not be construed as a guarantee that such results or events will, in fact, occur or be realized. The statements may be identified by specific reference or by the use of words such as "believes", "anticipates", "expects", "intends", "projects" and similar expressions.

Such statements involve risk, uncertainty, and their ultimate validity is affected by a number of factors, both specific and general. Specific risk factors may be noted along with the statement itself. However, other more general risks and uncertainties which are inherent in any forward-looking statement include, but are not necessarily limited to changes in:

-  Demand for the Company's products
-  Relationships with strategic customers, suppliers and product distributors
-  Competition in each of the Company's product lines
-  Domestic & International business legislation and regulation
-  Technology
-  General economic conditions
-  Cost and/or availability of raw materials
-  Factors or assumptions underlying strategic decisions
- Operational capabilities due to natural disasters or other similar unforseen events


This listing of factors is NOT intended to include ALL potential risk factors. The Company makes no commitment to update these factors or to revise any forward-looking statements for events or circumstances occurring after the statement is issued.

At any time when the Company makes forward-looking statements, it desires to take advantage of the "safe harbor" which is afforded such statements under the Private Securities Litigation Reform Act of 1995 when they are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking
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                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Kimball International, Inc.



                                  By:  Gary P. Critser
                                       GARY P. CRITSER
                                       Senior Exec. Vice President
                                       Chief Accounting Officer
                                       and Secretary

Date: April 10, 1997